Exhibit 10.2
To:
DEUTSCHE BANK AG
Filiale Deutschlandgeschäft
Koblenzer Straße 7
57072 Siegen
acting on its own behalf and — as trustee for all rights and obligations of all other beneficiaries under this guarantee — on behalf of these beneficiaries
Guarantee
We have been informed that the branches and/or subsidiaries of Deutsche Bank AG (hereinafter collectively and each individually named “Lending Office”) have agreed, subject to certain terms and conditions, upon our first demand guarantee, to maintain banking business relations with IPG Laser GmbH, Burbach, Germany, (hereinafter named “Affiliated Company”) and in this context to conclude contracts (hereinafter collectively and each individually named “Agreement”). Accordingly, we issue this Guarantee as security for all existing, future and conditional claims resulting from the respective banking business relation and in order to ensure that the Lending Office shall receive payment of all amounts expressed to be payable by the Affiliated Company under the Agreement (the “Indebtedness”) up to the amount of EUR 15.000.000,— in the currency and at the place provided therein at its stated or accelerated maturity, net of any deduction or withholding whatsoever and irrespective of the factual or legal circumstances (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by you in the account agreed to by you) and motives by reason of which the Affiliated Company may fail to pay the Indebtedness.
Provided that and as far as claims of subsidiaries of Deutsche Bank AG are collateralised by this guarantee, Deutsche Bank AG is entitled to require payment to itself, for the purpose of forwarding the amount received to the respective subsidiary.
1. Guarantee and Guaranteed Amount
We hereby irrevocably and unconditionally guarantee the payment to the Lending Office, in Siegen (or on demand at the place of the Lending Office concerned) and in the respective currency or – on demand of the Lending Office – in Euro up to an amount of – hereinafter converted if necessary –
EUR 15.000.000,—

(in words: Euro fifteenmillion)
(including interest, cost, expenses, fees and all other amounts expressed to be payable by the Lending Office under the Agreement).
2. Payment upon First Demand
We shall effect payment hereunder immediately upon first demand of Deutsche Bank AG and confirmation in writing or by teletransmission that the amount claimed from us equals the Indebtedness (or part thereof) which the Affiliated Company has not paid when due.

3. Primary, Independent Obligation
This Guarantee constitutes our primary and independent obligation to make payment to you in accordance with the terms hereof, under any and all circumstances, regardless of the validity, legality or enforceability of the Agreement and irrespective of all objections, exceptions or defences from the Affiliated Company or third parties.
4. Guarantee for Payment
You shall not be required first to claim payment from, to proceed against, or enforce any claims on or security given by, the Affiliated Company or any other person before making demand from us hereunder.
5. Exclusion of Specific Defences
This Guarantee and our obligations hereunder shall not be contingent upon the legal relationship between the Lending Office and the Affiliated Company and shall be independent of any enforceable notwithstanding (a) any defect in any provision of the Agreement, (b) any absence or insufficiency of corporate resolutions relating to the Indebtedness, (c) any inadequate representation of the Affiliated Company, (d) any absence of licences or other authorisations or any factual or legal restrictions or limitations existing or introduced in the country of the Affiliated Company, (e) any agreement made between the Lending Office and the Affiliated Company concerning the Indebtedness, including any extension of the term of payment and any rescheduling or restructuring of the Indebtedness, whether or not we shall have given our consent thereto, (f) the taking, existence, variation or release of any other collateral provided to the Lending Office for the Indebtedness, and the Lending Office’s legal relationship with any provider of such other collateral, (g) any right of the Affiliated Company to rescind the Agreement, and (h) any right that the Lending Office may have to set-off the Indebtedness against a counterclaim of the Affiliated Company.
6. Taxes
Any amount payable by us hereunder will be paid free and clear of and without deduction of any withholding taxes. Withholding taxes are taxes, duties or governmental charges of any kind whatsoever which are imposed or levied in, by or on behalf of the country in which we are/or the Affiliated Company is situated, and which are deducted from any payment hereunder and/or under the Agreement. If the deduction of withholding taxes is required by law, then we shall pay such additional amounts as may be necessary in order that the net amounts received by you after such deduction shall equal the amount that would have been receivable had no such deduction been required.
7. Currency Indemnity
Payments made by us to you pursuant to a judgement or order of a court or tribunal in a currency other than that of the Guarantee (the “Guarantee Currency”) shall constitute a discharge of our obligation hereunder only to the extent of the amount of the Guarantee Currency that you, immediately after receipt of such payment in such other currency, would be able to purchase with the amount so received on a recognised foreign exchange market. If the amount so received should be less than the amount due in the Guarantee Currency under this Guarantee, then as a separate and independent obligation, which gives rise to a separate cause of action, we are obliged to pay the difference.

8. Limitation of Subrogation
So long as any sum remains payable under the Agreement, we undertake not to assert any claim we may have against the Affiliated Company by reason of the performance of our obligations under this Guarantee, whether on contractual grounds or on any other legal basis, until all amounts payable to the Lending Office under the Agreement have been fully and irrevocably received or recovered. Any amount received or recovered by us from the Affiliated Company shall be held in trust for and immediately paid to the Lending Office. If we make any payment to you hereunder, we shall only be subrogated in the Lending Office’s rights against the Affiliated Company once all amounts payable to the Lending Office under the Agreement have been fully and irrevocably received or recovered by the Lending Office.
9. Dissolution/Change of Structure
The obligations under this Guarantee shall remain in force notwithstanding any dissolution or change in the structure or legal form of the Affiliated Company.
10. Restructuring
The Lending Office shall without our consent be entitled to reschedule or restructure principal, interest and other amounts payable under the Agreement, to release the Affiliated Company from its obligations and/or to accept a new debtor if, for reasons which it deems important, the Lending Office or other companies of the Deutsche Bank group agree to similar measures also with respect to the Lending Office’s or their other credits extended to entities in the country of the Affiliated Company. Our liability under this Guarantee shall not be affected by such measures, and we undertake to pay to you upon first demand, in accordance with the terms hereof, all such amounts in full and at such time as they would have become due and payable had the Agreement and the Indebtedness remained effective and unaltered. Our consent to the terms and documentation of such rescheduling, restructuring, release or debt assumption shall not be required.
11. New Money
Should the Lending Office agree, in connection with a debt restructuring or in order to avoid such restructuring, to extend new credits (“New Money”) to the Affiliated Company or other entities of the public or private sector in the country of the Affiliated Company and should the Lending Office’s participation in such New Money be calculated on the basis of credits extended by the Lending Office and/or other companies of the Deutsche Bank group to the Affiliated Company or such other entities, we hereby irrevocably and unconditionally guarantee, in accordance with the terms hereof, that portion of the claims for principal, interest, cost, expenses, fees and other amounts payable in respect of the New Money by which the Lending Office’s participation in the New Money is increased by virtue of the Indebtedness, regardless of whether the Lending Office is legally obliged to take part in the restructuring of the New Money. Our consent to the terms and documentation of the New Money shall not be required.
12. Miscellaneous
We represent and warrant that this Guarantee is binding, valid and enforceable against us in accordance with its terms. We waive any express acceptance of this Guarantee by you. We confirm that we have taken, and will continue to take, all necessary steps to ensure that any amount claimed by you from us hereunder can be transferred to you immediately, free of any deduction, cost or charges whatsoever. We waive any right to require information from you in respect of the Agreement and the Indebtedness.
13. Term
This Guarantee is effective as of its date of issuance and shall expire once all amounts expressed to be payable by the Affiliated Company to you under the Agreement have been fully and irrevocably received by you. However, should you thereafter become liable to return monies received in payment of the Indebtedness as a result of any bankruptcy, composition or similar proceedings affecting the Affiliated Company, this Guarantee shall be reinstated and become effective again notwithstanding such expiration.
14. Partial Invalidity
Should any provision of this Guarantee be unenforceable or invalid, the other provisions hereof shall remain in force.
15.- Waiver of Jury Trial
WE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE
16. Applicable Law, Jurisdiction
THIS GUARANTEE AND ALL RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY GERMAN LAW. WE HEREBY SUBMIT TO THE JURISDICTION OF THE COMPETENT COURTS OF SIEGEN, GERMANY, AND, AT YOUR OPTION, OF THE COMPETENT COURTS OF OUR DOMICILE.
We hereby irrevocably appoint IPG Laser GmbH, Burbach, Germany, as our agent for service of process or other legal summons in connection with any action or proceedings in Germany arising under this Guarantee. We irrevocably waive any objection which we may now or hereafter have that such proceedings have been brought in an inconvenient forum.
Oxford, MA 01540, USA, dated Oct. 10, 2007
Binding signatures of guarantor             /s/ Valentin P. Gapontsev
IPG Photonics Corporation